[GRAPHIC OMITTED]                                                  PRESS RELEASE
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Contacts:
Investors                                          Media
Investor Relations Department                      Denise DesChenes/Kara Findlay
(800) 451-3801                                     Citigate Sard Verbinnen
                                                   212) 687-8080



                         FOAMEX OBTAINS COMMITMENTS FOR
                    NEW EQUITY INVESTMENT AND EXIT FINANCING
                            TO EMERGE FROM CHAPTER 11

                 Reaches Agreement With Its Largest Shareholders
              on Principal Terms of Amended Plan of Reorganization


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LINWOOD,  PA, October 13, 2006 - Foamex  International Inc. (FMXIQ.PK) announced today that it has received a commitment for a new equity investment and that its primary operating subsidiary, Foamex, L.P. (together with Foamex International and the other Foamex entities that are chapter 11 debtors, collectively, the "Company"), has received a commitment for exit financing to fund the Company's emergence from chapter 11. These commitments are subject to the satisfaction of certain conditions, as described therein.

Specifically, as part of the new equity investment, Foamex International has entered into an equity commitment agreement to conduct a $150 million rights offering to existing common and preferred shareholders. Subject to the terms of that agreement, five existing shareholders -- D. E. Shaw Laminar Portfolios, L.L.C., Goldman, Sachs & Co., Par IV Master Fund, Ltd., Sunrise Partners Limited Partnership, and Sigma Capital Associates, LLC (the "Significant Equityholders") -- have committed to fund any shortfall between $150 million and the actual rights offering proceeds through the purchase of new preferred or common stock in reorganized Foamex International.

Separately, Foamex L.P. has received a commitment from a group of lenders led by Bank of America, N.A. and Banc of America Securities LLC for up to $790 million of exit financing, of which it expects to draw approximately $645 million upon the Company's emergence from chapter 11. If consummated, the combination of the new equity investment and the exit financing would allow the Company to satisfy all valid claims of creditors in full and allow holders of Foamex
International's stock to retain their ownership interests, subject to any dilution that may occur in connection with the rights offering or otherwise.


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The Company today filed a motion in the Bankruptcy Court seeking approval of the commitments described above, the commencement of the rights offering, and the Company's payment of certain premiums, fees and expenses in connection with the commitments. The Company has requested that a hearing to consider approval of the commitments and the payment of such amounts be scheduled for October 30, 2006. A copy of the motion and related exhibits, which include the equity commitment agreement, and the equity investment and plan term sheets, as well as the exit financing commitment and related term sheets, are available on the Company's web site at www.foamex.com/restructuring.

As a part of its commitment from the Significant Equityholders, the Company and the Significant Equityholders have reached agreement on the principal terms of an amended plan of reorganization (the "Amended Plan"). The Company plans to file shortly the Amended Plan and an accompanying disclosure statement with the Bankruptcy Court. The Amended Plan and disclosure statement and the contemplated transactions thereunder are subject to Bankruptcy Court approval.

The proposed rights offering will be made pursuant to a registration statement covering the additional shares of common stock being offered. In order to commence the rights offering, the Company must obtain the approval of the Bankruptcy Court and the Securities and Exchange Commission must declare the registration statement to be effective.

Raymond E. Mabus, Jr., Chairman and Chief Executive Officer of Foamex International, stated, "These commitments represent a significant and very positive step toward Foamex's emergence from chapter 11, and, combined with our notable operating performance over the past several months, provide further evidence that we are gaining strong momentum. We have worked closely with our lenders and Significant Equityholders over the last few months to facilitate these commitments, which, if consummated, will enable the Company to emerge from chapter 11 as promptly as possible while also maximizing the recovery for all of the Company's stakeholders."

Mr. Mabus continued, "Today's announcement is the positive result of a lot of hard work - both by the people involved in the chapter 11 process and by all of our employees who have produced such impressive results so far this year. Assuming all goes as planned, we expect to emerge from chapter 11 during the first quarter of 2007 as a company that is better able to compete and grow in the markets in which we operate and that will provide our customers with quality products and the high level of service they demand."

Copies of the relevant documents will be filed with the Bankruptcy Court. Certain definitions that are used below in this press release are set forth in those documents. The following is a summary of certain of the terms of the documents, which is subject in all respects to definitive documentation.



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Equity Rights Offering
     >> A rights offering will be conducted to generate gross proceeds of $150 million. Each holder of Foamex International's common stock (including the Significant Equityholders) will be offered the right to purchase
          2.56 shares of common stock in the Reorganized Company for each share of common stock held on the applicable record date, in exchange for a cash payment of $2.25 per share. Each holder of Foamex International's preferred stock (one share of which is convertible into 100 shares of common stock) will be offered the right to purchase 255.78 shares of common stock in the Reorganized Company at $2.25 per share for each share of preferred stock held on the applicable record date. The additional shares of common stock in the Reorganized Company will be issued on the Effective Date of the Amended Plan.

     >> The Company will utilize the proceeds from the Rights Offering and, if applicable, the Significant Equityholders' purchase of new preferred stock or common stock under the Amended Plan, to fund required payments under the Amended Plan, to pay the expenses of the rights offering and to pay the balance of certain premiums (described below) that become due and payable on the Effective Date.

Loan Facilities
     >> The Company has entered into a commitment letter with Bank of America, N.A., Banc of America Securities LLC, Morgan Stanley Senior Funding, Inc., and Barclays Capital, the investment banking division of Barclays Bank PLC, outlining the terms on which the lenders will provide the Company with up to $790 million in exit financing. The Company expects to draw approximately $645 million under the facilities upon its emergence from chapter 11 to fund payments required under the Amended Plan and the fees and expenses to be paid in connection with the exit financing and to satisfy the Company's working capital and other needs. Bank of America, N.A. will act as the sole and exclusive administrative and collateral agent for this financing.

     >> The new financing facilities will be: a $175 million Senior Secured Revolving Credit Facility; a $425 million First Lien Term Loan Facility; and a $190 million Second Lien Term Loan Facility.

Preferred Stock Put Option
     >> Foamex International and the Significant Equityholders will, subject to Bankruptcy Court approval, enter into an agreement under which the Significant Equityholders will sell a put option to Foamex International for an aggregate premium of up to $9.5 million. Under the put option, Foamex International may require the Significant
          Equityholders to purchase new preferred stock in the Reorganized Company for an aggregate purchase price of $150 million minus the gross amount of proceeds received by the Company as a result of the rights offering (the "Shortfall"). Any such preferred stock will be issued on the Effective Date of the Amended Plan.


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     >>   The put option may be exercised only if the Significant  Equityholders do not exercise a call option to be issued under the Amended Plan.

Common Stock Call Option
     >> As a condition to the Significant Equityholders' obligations to fund the Shortfall, the Amended Plan shall provide that the Significant Equityholders will purchase a call option from Foamex International for an aggregate premium of $2 million. If the call option is exercised as provided under the Amended Plan that is to be filed, the Significant Equityholders will fund the Shortfall, if any, by purchasing shares of common stock in the Reorganized Company at $2.25 per share. Any such common stock will be issued on the Effective Date of the Amended Plan.

Anticipated Treatment of Claims and Interests
     >> Full payment in cash will be made to holders of allowed claims based upon the Company's Senior Secured Notes and Senior Subordinated Notes.

     >>   Other allowed unsecured claims will be satisfied in full in cash.

     >> Allowed administrative claims, priority tax claims, DIP financing claims, other priority claims and other secured claims will be satisfied in full in cash or, with respect to other secured claims, as otherwise provided in the term sheet.

     >> Existing preferred stock will be converted into common stock on the Effective Date of the Amended Plan.

     >> Existing common stock will remain outstanding after the Effective Date, but will be subject to dilution as a result of the issuance of additional common stock pursuant to the rights offering and, if exercised, the call option and any common stock to be issued under the proposed Management Incentive Plan and the existing Key Employee Retention Program or upon exercise of any stock options.

>> Holders of common equity interests other than common stock, including any options, warrants or rights to acquire the same, will retain their interests.

Board of Directors Representation
     >> The Significant Equityholders will have the right to nominate four members of the Reorganized Company's Board of Directors.

     >> The Board of Directors will also include one independent director, as well as the Company's Chief Executive Officer and its General Counsel.

Reorganized Company's Senior Management
     >> The officers of the Reorganized Company will be substantially the same as the existing officers of Foamex International.


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     >>   Mr. Mabus will remain as President and Chief Executive  Officer of the
          Reorganized Company.

Other information about the Company's reorganization case is available on the Foamex web site at www.foamex.com/restructuring.

The proposed debt and equity commitments and related transactions described above remain subject to material conditions, including the completion of final documentation, satisfaction of certain conditions precedent, and entry of orders by the Bankruptcy Court approving the Commitment Letters and disclosure statement and confirming the Amended Plan. There can be no assurance that the Bankruptcy Court will approve, or that parties entitled to vote on the Amended Plan will vote in favor of the Amended Plan, or that final documentation will be reached on terms satisfactory to all parties or that the other conditions will be satisfied. Subject to receipt of such approvals, the Company expects to emerge from chapter 11 during the first quarter of 2007.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF FOAMEX INTERNATIONAL INC. OR ANY OF ITS AFFILIATES NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. NOR SHALL THIS PRESS RELEASE CONSTITUTE A SOLICITATION OF ACCEPTANCES OF, OR AN OFFER OF SECURITIES PURSUANT TO A CHAPTER 11 PLAN UNDER THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE

About Foamex International Inc.

Foamex, headquartered in Linwood, PA, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets. The Company also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are affected by risks, uncertainties and assumptions that the Company makes about, among other things, the outcome of proceedings in its chapter 11 case. While the Company believes that its assumptions regarding the foregoing matters are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the


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Company's forward-looking  statements will prove to be accurate.  Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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